SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2001

HOSOI GARDEN MORTUARY, INC.

(Exact name of registrant as specified in its charter)

Hawaii

(State or other jurisdiction of incorporation)

0-2288

(Commission File Number)

99-0088064

(IRS Employer Identification No.)

30 North Kukui Street, Honolulu, Hawaii 96817

(Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code (808) 538-3877

N/A

(Former name or former address, if changed since last report.)

Item 4 - Resignation of auditor:

In a letter dated October 5, 2001, Endo & Company, Certified Public Accountant informed the Finance Committee of the registrant that it could not stand for re-election as auditor because it determined that it was not independent in accordance with the SEC's prohibition against bookkeeping services.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSOI GARDEN MORTUARY, INC. (Registrant)

Clifford Hosoi, President

Date: July 19, 2002